Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-193403, No. 333-169308, No. 333-36819, No. 333-38942, No. 333-41355, No. 333-142676, No. 333-41357, No. 333-67737 and No. 333-106218) and Form S-3ASR (No. 333-194128) of Choice Hotels International, Inc. of our report dated March 3, 2014, except for the effects of the revision related to revenue recognition and other immaterial errors discussed in Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, and with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations discussed in Notes 1 and 27, as to which the date is November 3, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K/A.

/s/PricewaterhouseCoopers LLP
McLean, Virginia
November 3, 2014